Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS FIRST-QUARTER 2004 RESULTS

        PHOENIX, Arizona - April 21, 2004 - Aztar Corporation (NYSE:AZR) today reported its first-quarter 2004 financial results. Consolidated EBITDA for the quarter was $46.7 million, which includes $3.5 million under the company's business interruption insurance applicable to the fourth quarter of 2003. In the first quarter of 2003, EBITDA was $44.2 million. Diluted earnings per share in the 2004 first quarter were 10 cents, which includes six cents attributable to the insurance recovery and which is after 31 cents associated with a recent adverse court ruling. Diluted earnings per share in the 2003 first quarter were 36 cents.
        "Aztar's operations in the Midwest and Nevada were strong during the 2004 first quarter," said Paul Rubeli, chairman of the board and chief executive officer. "Each of our Nevada and riverboat casino properties produced higher EBITDA than in the year-earlier quarter; in the aggregate, they were up 21%. Business at the Tropicana Atlantic City continues to suffer adverse impacts from the October 2003 construction accident, although the magnitude of those impacts seems to be moderating with each passing month. Most importantly, preparations continue for the opening of the Tropicana Atlantic City expansion, which is targeted for the end of September 2004."
Disruption to Operations from Construction Accident
        Operating results in the first quarter of 2004 continued to be impacted by the decline in revenue caused by the disruption that followed the construction accident that occurred on October 30, 2003, at the site of the expansion of the Tropicana Atlantic City. Insurance claims for business interruption that occurred in the 2004 first quarter have been filed with the company's insurers in the amount of $6.9 million. Profit recovery from business interruption insurance is recorded when the amount of recovery, which may be different from the amount claimed, is agreed to by the insurers. If the insurers had agreed to the amount of the claims filed by the company on account of business

Aztar First-Quarter 2004 Earnings Release April 21, 2004 Page 2

interruption during the 2004 first quarter, that recovery would have contributed approximately 11 cents to diluted earnings per share for the quarter.
Indiana Tax Court Ruling
        The Indiana Tax Court has recently ruled against Aztar in the company's challenge to an assessment for additional Indiana state income tax. The company had challenged the Indiana Department of Revenue's position that gaming taxes paid to the state based on casino revenues are not deductible for Indiana income tax purposes. The company estimates that it will be obligated to pay approximately $17.3 million to cover assessments of taxes and interest from 1996 through the end of the first quarter of 2004. This amount would then be deductible for federal income tax purposes, resulting in net cash and net income effects of approximately $11.3 million. Accordingly, income taxes in the quarter have been increased by $11.3 million, equivalent to 31 cents per share.
        Going forward, the company estimates that Indiana state income taxes, net of the federal benefit, will increase by approximately $1.6 million or four cents per share per annum.
Construction Status
        Construction at the Tropicana Atlantic City continues on the new 500-room hotel tower and portions of the 200,000-square-foot dining, entertainment and retail complex to be known as The Quarter. Removal of the garage debris is underway. Although a final schedule for the reconstruction must await completion of the debris removal and further inspection of the adjacent structure, the preliminary schedule continues to call for the opening of the entire project by the end of September 2004.
Capital Expenditures
        In the first quarter of 2004, purchases of property and equipment totaled $25 million. Approximately $8 million of the total was spent on routine expenditures, and $17 million (including $2.9 million of capitalized interest) went for development.
Conference Call
        Our first-quarter 2004 earnings conference call will be broadcast live on the Internet beginning at 4:30 Eastern Daylight Time on Wednesday, April 21, 2004. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar First-Quarter 2004 Earnings Release April 21, 2004 Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	First Quarter
	2004	2003
	(unaudited)

Tropicana Atlantic City
Revenue	$99.6	$104.1
EBITDA	$23.5	$25.1
Depreciation and amortization	$7.9	$7.3
Operating income	$15.6	$17.8

EBITDA margin	23.6%	24.1%
Operating income margin	15.7%	17.1%

Occupancy	86.3%	91.8%
ADR	$76.71	$76.89

Tropicana Las Vegas
Revenue	$41.0	$38.3
EBITDA	$9.2	$6.2
Depreciation and amortization	$1.5	$1.7
Operating income	$7.7	$4.5

EBITDA margin	22.4%	16.2%
Operating income margin	18.8%	11.7%

Occupancy	98.1%	97.8%
ADR	$86.24	$71.11

Ramada Express Laughlin
Revenue	$24.8	$24.4
EBITDA	$7.2	$6.6
Depreciation and amortization	$1.5	$1.5
Operating income	$5.7	$5.1

EBITDA margin	29.0%	27.0%
Operating income margin	23.0%	20.9%

Occupancy	75.8%	78.0%
ADR	$29.19	$27.59

Aztar First-Quarter 2004 Earnings Release April 21, 2004 Page 4
		First Quarter
	2004		2003
		(unaudited)

Casino Aztar Evansville
Revenue		$33.6		$30.2
EBITDA		$10.2		$9.1
Depreciation and amortization		$1.4		$1.3
Operating income		$8.8		$7.8

EBITDA margin		30.4%		30.1%
Operating income margin		26.2%		25.8%

Occupancy		85.5%		82.8%
ADR		$60.88		$66.42

Casino Aztar Caruthersville
Revenue		$6.3		$6.0
EBITDA		$1.3		$1.2
Depreciation and amortization		$0.7		$0.7
Operating income		$0.6		$0.5

EBITDA margin		20.6%		20.0%
Operating income margin		9.5%		8.3%

Corporate
EBITDA	$	(4.7)	$	(4.0)
Depreciation and amortization		$0.0		$0.0
Operating income	$	(4.7)	$	(4.0)

Consolidated
Revenue		$205.3		$203.0
EBITDA		$46.7		$44.2
Depreciation and amortization		$13.0		$12.5
Operating income		$33.7		$31.7
Net income		$3.7		$13.5

EBITDA margin		22.7%		21.8%
Operating income margin		16.4%		15.6%
Net income margin		1.8%		6.7%

EBITDA Explanation and Reconciliation

EBITDA is net income before income taxes, interest expense, interest income, and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our

Aztar First-Quarter 2004 Earnings Release April 21, 2004 Page 5

properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Interest expense, net of interest income, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

	First Quarter
	2004	2003
	(unaudited)

EBITDA
Tropicana Atlantic City	$23.5	$25.1
Tropicana Las Vegas	9.2	6.2
Ramada Express Laughlin	7.2	6.6
Casino Aztar Evansville	10.2	9.1
Casino Aztar Caruthersville	1.3	1.2
Corporate	(4.7)	(4.0)
Consolidated	46.7	44.2
Depreciation and amortization	(13.0)	(12.5)
Operating income	33.7	31.7
Interest income	0.2	0.2
Interest expense	(8.7)	(9.6)
Income taxes	(21.5)	(8.8)
Net income	$3.7	$13.5

Margins
Margins are calculated as a percentage of revenue.

Aztar First-Quarter 2004 Earnings Release April 21, 2004 Page 6

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of new competition including the Borgata, which opened in Atlantic City in July 2003, uncertainties related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003, the extent to which our existing operations will continue to be adversely affected by the ongoing effects of the accident on October 30, 2003, uncertainties related to the extent and effects of the delay in the construction and completion of the Tropicana Atlantic City expansion, which could be significantly greater and longer than we currently anticipate, the ongoing benefit of dockside gaming in Indiana, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, legislative matters and referenda including the potential legalization of gaming in Maryland, New York and Pennsylvania, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for January 1, 2004 and certain registration statements of the company.

For additional information, please contact Joe Cole, Vice President Corporate Communications, at 602-381-4111.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended April 1, 2004 and April 3, 2003
(in thousands, except per share data)

	First Quarter
	2004	2003
Revenues
Casino	$158,949	$161,506
Rooms	20,215	17,678
Food and beverage	13,512	14,389
Other	9,090	9,443
Business interruption insurance	3,500	--
	205,266	203,016

Costs and expenses
Casino	68,406	69,696
Rooms	9,573	9,194
Food and beverage	12,988	13,674
Other	7,345	7,501
Marketing	19,008	19,147
General and administrative	20,969	19,020
Utilities	4,221	4,114
Repairs and maintenance	6,175	6,234
Provision for doubtful accounts	333	442
Property taxes and insurance	7,453	7,696
Rent	2,041	2,079
Depreciation and amortization	13,023	12,548
	171,535	171,345

Operating income	33,731	31,671

Interest income	167	192
Interest expense	(8,674)	(9,553)

Income before income taxes	25,224	22,310

Income taxes	(21,557)	(8,765)

Net income	$3,667	$13,545
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Net income per common share	$.10	$.37

Net income per common share assuming dilution	$.10	$.36

Weighted-average common shares applicable to:
Net income per common share	34,322	36,189
Net income per common share assuming dilution	35,743	37,440

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	April 1, 2004	January 1, 2004
Assets
Cash and cash equivalents	$55,579	$70,586
Other current assets	58,843	58,545
Total current assets	114,422	129,131
Investments	19,136	19,586
Property and equipment	1,135,022	1,121,669
Intangible assets	34,934	34,616
Other assets	50,647	42,771
	$1,354,161	$1,347,773
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$40,663	$16,963
Other current liabilities	129,065	115,093
Total current liabilities	169,728	132,056
Long-term debt	592,070	628,603
Other long-term liabilities	48,518	47,287
Series B convertible preferred stock	5,143	5,253
Shareholders' equity	538,702	534,574
	$1,354,161	$1,347,773
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